UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2014 (October 8, 2014)

       KATE SPADE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Park Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) On October 14, 2014, Kate Spade & Company (the “Company”) announced that it has appointed Thomas Linko as the Chief Financial Officer of the Company. George Carrara, who has been serving as President, Chief Operating Officer and Chief Financial Officer, will continue in the dual role of President and Chief Operating Officer. Mr. Linko will report to Mr. Carrara.

Mr. Linko, 42, has more than 20 years of experience in retail finance and operations.  He joined the Company in July 2012 as Chief Financial Officer for Juicy Couture leading Finance, Store Operations, Planning & Allocation, Real Estate, Commercial Operations and Order Management. Prior to that, Mr. Linko was the Chief Financial Officer of Delta Galil, a global manufacturer and marketer of private label apparel products for men, women and children. In addition, Mr. Linko spent 12 years at Tommy Hilfiger where he oversaw the financial operations of the US and Canadian Wholesale and Retail Divisions as the Senior Vice President of Finance for Tommy Hilfiger North America. Mr. Linko began his career working in the Finance department at Liz Claiborne Inc. and is a Certified Public Accountant. Further details are contained in a Press Release issued by the Company on October 14, 2014, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATE SPADE & COMPANY, INC.

Date: October 14, 2014	By:	/s/ Christopher DiNardo
	Name:	Christopher DiNardo
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Listing

Exhibit No.	Description
99.1	Press Release dated October 14, 2014.